UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	November 3, 2014

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    REGULATION FD DISCLOSURE

Procter & Gamble has been made aware of concerns relating to its operations in Argentina.  In response to press inquiries in Argentina about these concerns, P&G responded:

P&G pays all the taxes we owe in every country and jurisdiction, worldwide.

P&G takes very seriously our responsibility to abide by the laws of every country we operate in, and to contribute to the countries and communities in which we live and work.

We value our relationship with the country of Argentina and with Argentinian consumers.  We have served Argentinian consumers with our brands and products since 1991.  We are working to more fully understand the concerns and to constructively resolve them.

P&G's Argentina business accounts for about 1 percent of total Company sales, and a smaller percent of profit.

This 8-K is being furnished pursuant to Item 7.01, "Regulation FD Disclosure."

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:  /s/ Susan S. Whaley
           Susan S. Whaley
           Assistant Secretary
           November 3, 2014